                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               -----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): June 2, 2005
                                                           ------------


                               Toll Brothers, Inc.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

          Delaware                    001-09186                  23-2416878
----------------------------         ------------           -------------------
(State or Other Jurisdiction         (Commission               (IRS Employer
     of Incorporation)               File Number)           Identification No.)

                    250 Gibraltar Road, Horsham, PA            19044
                ---------------------------------------      ----------
               (Address of Principal Executive Offices)      (Zip Code)


       Registrant's telephone number, including area code: (215) 938-8000
                                                           --------------

--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

         Authorizing Resolutions

         Toll Brothers Finance Corp. ("Toll Finance"), a wholly-owned subsidiary of Toll Brothers, Inc. (the "Company"), the Company, and all of the Company's subsidiaries that guarantee its current bank credit facilities (collectively, with the Company, the "Guarantors") adopted Authorizing Resolutions, effective June 2, 2005 (the "Authorizing Resolutions"), which amend the Indenture dated November 22, 2002, by and among the Toll Finance, the Company, the other guarantors which are a party thereto and J.P. Morgan Trust Company, National Association, as successor to Bank One Trust Company, N.A. (the "Trustee"), as supplemented by the First Supplemental Indenture, dated as of May 1, 2003, the Second Supplemental Indenture, dated as of November 3, 2003, the Third Supplemental Indenture, dated as of January 26, 2004, the Fourth Supplemental Indenture, dated as of March 1, 2004, the Fifth Supplemental Indenture, dated as of September 20, 2004, the Sixth Supplemental Indenture, dated as of October 28, 2004, the Seventh Supplemental Indenture, dated as of October 31, 2004, and the Eighth Supplemental Indenture, dated as of January 31, 2005 (collectively, with the Authorizing Resolutions, the "Indenture").

         Pursuant to the terms and conditions of the Indenture, on June 2, 2005, Toll Finance issued $300,000,000 of Senior Notes Due 2015 (the "Notes") to a group of institutional investors (the "Initial Purchasers"). The payment of principal and interest on the Notes are fully and unconditionally guaranteed, jointly and severally, by the Guarantors.

         The Notes were issued at a price of 97.752% of their principal amount, plus accrued interest. The Notes mature on May 15, 2015. Interest on the Notes is payable semiannually in arrears on May 15 and November 15 of each year, beginning on November 15, 2005. Toll Finance may redeem any or all of the Notes at any time at a redemption price equal to the greater of (a) 100% of the principal amount of the Notes being redeemed and (b) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-days months) at the Treasury Rate, as defined in the Indenture, with respect to the applicable redemption plus 30 basis points, plus, in each case, accrued and unpaid interest on the Notes to the redemption date.

         The Notes are unsecured and unsubordinated obligations of Toll Finance and rank equally with all of its unsecured and unsubordinated indebtedness. The guarantees of the Notes are the senior and unsecured obligations of the Guarantors and rank equally in right of payment with all of the senior and unsecured indebtedness of the Guarantors. The Notes are structurally subordinated to the prior claims of creditors of the subsidiaries of the Company that are not guarantors of the Notes and effectively subordinated to the secured indebtedness of Toll Finance and the Guarantors of the Notes. The Company's guarantee is structurally subordinated to prior claims of creditors of its subsidiaries that are not guarantors of the Notes.

         Subject to certain exceptions, the Indenture contains covenants that among other things, limit the ability of Toll Finance, the Company and some of the Company's subsidiaries to issue, assume or guarantee certain additional secured indebtedness and engage in sale and lease-back transactions.

         Upon the occurrence of an event of default under the Indenture, which includes, but is not limited to, payment defaults, defaults in the performance of covenants, certain defaults on other indebtedness, and defaults related to bankruptcy and insolvency, the Trustee or the holders of at least 25% in the aggregate principal amount of outstanding Notes may declare the principal thereof immediately due and payable.

         Toll Finance has used a portion of the proceeds of the issuance, together with available cash, to repay its $225.5 million bank term loan. It intends to use the remainder of the proceeds to redeem all of the outstanding $100 million of Toll Corp.'s 8% Senior Subordinated Notes due 2009.

         The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent a registration or an applicable exemption from the registration requirements of the Securities Act.

         The foregoing description is qualified by its entirety by reference to the Authorizing Resolutions, a copy of which is filed as an Exhibit 4.1 and is incorporated by reference herein.

         Registration Rights Agreement

         On June 2, 2004, Toll Finance and the Company entered into a Registration Rights Agreement with Citgroup Global Markets Inc., as representative for the Initial Purchasers (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, Toll Finance and the Company are obligated to (i) file a registration statement with the Securities and Exchange Commission (the "SEC") within 120 days after June 2, 2005 enabling the holders of the Notes to exchange the notes for publicly registered notes; (ii) use reasonable best efforts to cause the registration statement to become effective within 225 days after June 2, 2005; (iii) use reasonable best efforts to consummate the exchange offer within 45 days after the effective date of the registration statement; (iv) keep the exchange offer open for at least 20 business days (or, longer if required by applicable by law) after the date of notice of the exchange offer is mailed to the holders of the Notes. Under certain circumstances, in lieu of a registered exchange offer, Toll Finance and the Company may be required to file a shelf registration statement with the SEC covering resales of the Notes and to obtain and maintain effectiveness of the shelf registration statement for a certain period of time as set forth in the Registration Rights Agreement.

         If Toll Finance fails to comply with certain obligations under the Registration Rights Agreement (each, a "Registration Default"), it will be required to pay additional interest on the Notes. The rate of additional interest will be 0.25% per year for the first 90-day period that a Registration Default occurs and is continuing. If a Registration Default shall occur and be continuing for a period of more than 90 days, then the amount of additional interest Toll Finance will be required to pay on the Notes will increase, effective from and after the 91st day in such period, by an additional 0.25% per year until all Registration Defaults have been cured, up to a maximum additional interest rate of 0.50% per year.

         The foregoing description is qualified by its entirety by reference to the Registration Rights Agreement, a copy of which is filed as an Exhibit 4.2 and is incorporated by reference herein.

         Certain Initial Purchasers have performed investment banking and advisory services for Toll Finance, the Company, and/or any or all of the Guarantors, from time to time for which they have received customary fees and expenses. The Initial Purchasers may, from time to time, engage in transactions with and perform services for Toll Finance, the Company, and/or any or all of the Guarantors in the ordinary course of their business. In particular, an affiliate of Citigroup Global Markets Inc. is a co-agent and lender under the Company's $1.18 billion revolving bank credit facility. Each of the Initial Purchasers is also an agent and/or lender under the Company's $1.18 billion revolving bank credit facility.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 under the heading, "Authorizing Resolutions," is hereby incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(c)      Exhibits

         Exhibit 4.1 Authorizing Resolutions relating to the $300,000,000 principal amount of Toll Brothers Finance Corp.'s 5.15% Senior Notes of due 2015 Guaranteed on a Senior Basis by Toll Brothers, Inc. and certain of its subsidiaries.

         Exhibit 4.2 Registration Rights Agreement dated as of June 3, 2005 by and among Toll Brothers Finance Corp., Toll Brothers, Inc., Citigroup Global Markets Inc., and each of the Initial Purchasers named on Schedule A attached thereto.


                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  TOLL BROTHERS, INC.

Dated: June 8, 2005                               By: Joseph R. Sicree
                                                      -----------------------
                                                      Joseph R. Sicree
                                                      Vice President, Chief
                                                      Accounting Officer

                                Index to Exhibits

Exhibit No.       Descriptions
-----------       ------------

Exhibit 4.1 Authorizing Resolutions relating to the $300,000,000 principal amount of Toll Brothers Finance Corp.'s 5.15% Senior Notes due 2015 Guaranteed on a Senior Basis by Toll Brothers, Inc. and certain of its subsidiaries.

Exhibit 4.2 Registration Rights Agreement dated as of June 3, 2005 by and among Toll Brothers Finance Corp., Toll Brothers, Inc., Citigroup Global Markets Inc., and each of the Initial Purchasers named on Schedule A attached thereto.